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                                   EXHIBIT 5.1

                     Opinion of Brobeck, Phleger & Harrison



                                December 20, 1996


The Cerplex Group, Inc.
1382 Bell Avenue
Tustin Avenue, California  92780


                  Re: The Cerplex Group, Inc. (the "Company") Registration Statement for an increase of 1,500,000 Shares of Common Stock


Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the additional 1,500,000 shares of Common Stock available for issuance under the Company's Restated 1993 Stock Option Plan, as amended. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Restated 1993 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP